SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

(  )     Preliminary Proxy Statement
(  )     Confidential, for Use of the Commission Only ( as permitted by Rule
         14a-6(e)(2))
(  )     Definitive Proxy Statement
( X)     Definitive Additional Materials
(  )     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              J.C. NICHOLS COMPANY
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

( X)     No fee required

(  )     Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
         and 0-11.

         1)    Title of each class of securities to which transaction applies:

         2)    Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed persuant to Exhcange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4)    Proposed maximum aggregate value of transaction:

         5)    Total fee paid:


(  )     Fee paid previously with preliminary materials.

(  )     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:

         2)    Form, Schedule, or Registration Statement No.:

         3)    Filing Party:

         4)    Date Filed:


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                                   MEMORANDUM

TO:     All Employees
FROM:   Barrett Brady
DATE:   June 4, 1998
RE:     Proposed Merger with Highwoods Properties

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I am pleased to inform you that our proxy statement regarding the subject merger became effective on June 2, 1998 and has been mailed to all shareholders and ESOP participants.

Our Board of Directors believes this transaction is beneficial to all shareholders and urges them to vote in favor of the transaction. We are now free to discuss the proxy materials with you. I would welcome any questions you may have. Additionally, a toll free number has been established to respond to inquiries. It is 888-750-5835.

I have also attached a copy of the statement issued by our Chairman, Bill Hoskins.